CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 3, 1995 accompanying the financial statements of Retirement Planning Funds of America, Inc., whose name was subsequently changed to Davis Series, Inc., (comprising, respectively, the Growth, Bond, Government Money Market, Financial Value, Convertible Securities and Real Estate Securities Funds, whose names were also subsequently changed to the Davis Growth Opportunity Fund, Davis Government Bond Fund, Davis Government Money Market Fund, Davis Financial Fund, Davis Convertible Securities Fund and Davis Real Estate Fund) which are incorporated by reference in Part B of the Post-Effective Amendment No. 34 to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.
                                               /s/ TAIT, WELLER & BAKER
                                               ------------------------
                                               TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
September 27, 1995